Exhibit 99.1

Dunkin’ Brands Reports Third Quarter 2011 Results

Adjusted net income increases approximately 32 percent year-over-year

CANTON, Mass. (Nov. 1, 2011) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts (DD) and Baskin-Robbins (BR), today reported results for the quarter ended September 24, 2011. “As a result of our successful product innovation, powerful marketing, and an intense focus on guest satisfaction and operational execution, we delivered robust third quarter results,” said Nigel Travis, Chief Executive Officer, Dunkin’ Brands Group, Inc. and President, Dunkin’ Donuts. “Our strong increases in systemwide sales and consolidated U.S. comparable store sales, which included positive growth for both Dunkin’ Donuts and Baskin-Robbins, reflect the strength of our overall business and underscore the opportunity we have to accelerate our profitable growth in the U.S. and around the world.”

Financial Highlights

($ in millions, except percentages and per share data)	Quarter 3		Increase (Decrease)
	2011	2010	$/#	%
Systemwide Sales Growth	8.9%	6.6%
Consolidated U.S. Comparable Store Sales Growth	5.6%	1.8%
DD U.S. Comparable Store Sales Growth	6.0%	2.7%
BR U.S. Comparable Store Sales Growth	1.7%	(5.8)%
Consolidated Net POD Development	98	214	(116)	(54.2)%
DD Global PODs at period end	9,900	9,673	227	2.3%
BR Global PODs at period end	6,625	6,374	251	3.9%
Consolidated Global PODs at period end	16,525	16,047	478	3.0%

Revenues	$163.5	$149.5	$14.0	9.3%
Operating Income	54.1	54.6	(0.5)	(0.8)%
Adjusted Operating Income (1)	75.9	62.6	13.3	21.3%
Net Income	7.4	18.8	(11.4)	(60.7)%
Adjusted Net Income (1)	31.3	23.7	7.7	32.5%
Earnings (Loss) per Share – Basic and Diluted:
Class L	$4.46	$1.25	$3.21	256.8%
Common	(1.01)	(0.24)	(0.77)	(320.8)%

Diluted Adjusted Earnings per Pro Forma Common Share (1)	0.28	0.24	0.04	16.7%

(amounts and percentages may not recalculate due to rounding)

(1)	Adjusted operating income and adjusted net income are non-GAAP measures reflecting operating income and net income, determined in accordance with GAAP, further adjusted for amortization of intangible assets, impairment charges, and Sponsor management agreement termination fee, and in the case of adjusted net income, loss on debt extinguishment and refinancing charges, net of the tax impact of such adjustments. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures and Statistical Data,” “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliations,” and “Dunkin’ Brands Group, Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Consolidated Key Highlights

Third quarter 2011 financial highlights included:

•

Global systemwide sales increased 8.9 percent over the third quarter of 2010, primarily attributable to systemwide sales growth of 8.3 percent for Dunkin’ Donuts U.S., as well as a 13.0 percent year-over year increase for Baskin-Robbins International sales and a 13.7 percent year-over-year increase for Dunkin’ Donuts International sales.

•

Dunkin’ Donuts U.S comparable store sales (which includes stores open 54 weeks or more) increased 6.0 percent, driven by an increase in ticket and traffic, while Baskin-Robbins U.S. comparable store sales increased 1.7 percent. As a result, consolidated U.S. comparable store sales increased 5.6 percent.

•

Dunkin’ Brands’ franchisees and licensees opened 98 net new Dunkin’ Donuts and Baskin-Robbins locations on a global basis during the quarter and 332 net new locations, including one company-owned store, during the first nine months of 2011, increasing Dunkin’ Brands total points of distribution to 16,525. The Company expects franchisees to open more than 600 net new restaurants for the year on a global basis.

•	Revenues grew by more than 9 percent, to $163.5 million, for the third quarter of 2011 compared to the same period in 2010, primarily as a result of increased franchisee fees and royalty income.

•

Operating income of $54.1 million for the third quarter remained relatively flat with the prior year, decreasing 0.8 percent, primarily due to one-time expenses of $14.7 million incurred in connection with the Company’s initial public offering (IPO).

•	Adjusted operating income was $75.9 million, a 21.3 percent increase over the same time last year. Adjusted operating income margin was 46.4 percent, representing a 450 basis point improvement over the same period last year, as a result of strong revenues and flat expenses.

•

Net income was $7.4 million, a decrease of 60.7 percent compared to the third quarter of 2010, due to one-time expenses incurred in connection with the Company’s IPO and related retirement of $375 million of senior notes.

•

Adjusted net income for the quarter grew to $31.3 million, a 32.5 percent increase compared to the third quarter of 2010, as a result of an increase in adjusted operating income and lower interest expense.

•	Diluted adjusted earnings per pro forma common share was $0.28, an increase of 17 percent over the third quarter of 2010.

“Our performance for the quarter gives us confidence in our ability to achieve our longer term growth targets,” said Neil Moses, Dunkin’ Brands Group, Inc. Chief Financial Officer. “We believe these results demonstrate the opportunity that lies ahead for us and underscore the power of our nearly all-franchised business model with its high operating margins, low capital expenditure requirements and strong free cash flow.”

###

Conference Call

As previously announced, Dunkin’ Brands will be holding a conference call today at 8:00 am ET hosted by Chief Executive Officer, Nigel Travis, and Chief Financial Officer, Neil Moses. The dial-in number is (866) 393-1607 or (914) 495-8556, conference number 16955214. Dunkin’ Brands will broadcast the conference call live over the Internet at http://investor.dunkinbrands.com. A replay of the conference call will be available on the Company’s website at http://investor.dunkinbrands.com.

The Company’s consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows and other additional information have been provided with this press release. This information should be reviewed in conjunction with this press release.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; changes in working relationship with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees’ relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and the other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; inability to recover our capital costs; changes in political, legal, economic or other factors in international markets; termination of a master franchise agreement or contracts with the U.S. military; currency exchange rates; the impact of food borne-illness or food safety issues or adverse public or medial opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; uncertainties relating to litigation; changes in regulatory requirements to our and our franchisees and licensees ability to comply with current or future regulatory requirements; review and audit of certain of our tax returns; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management’s analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on July 27, 2011. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures and Statistical Data

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements, adjusted operating income, adjusted operating income margin, adjusted net income, and diluted adjusted earnings per pro forma common share, which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide our investors with useful information regarding our historical operating results. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the term adjusted operating income, adjusted operating income margin, adjusted net income, and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted operating income, adjusted operating income margin, and adjusted net income are reconciled from the respective measures determined under GAAP in the attached table “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliations.”

On August 1, 2011, the Company completed an initial public offering in which 22,250,000 shares of common stock were sold at an initial public offering price of $19.00 per share. Immediately prior to the offering, each share of the Company’s Class L common stock converted into 2.4338 shares of common stock. The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the three and nine months ended September 24, 2011 and September 25, 2010 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 2.4338 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of common restricted shares and stock options, using the treasury stock method. Shares sold in the offering are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Dunkin’ Brands Group, Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Additionally, the Company has included metrics such as franchisee-reported sales, system-wide sales growth, and comparable store sales growth, which are commonly used statistical measures in the quick-service restaurant industry and are important to understanding Company performance.

Franchisee-reported sales include sales at franchisee restaurants, including joint ventures. The Company uses “System-wide sales growth” to refer to the percentage change in sales at both franchisee- and company-owned restaurants from the comparable period of the prior year. Changes in system-wide sales are driven by changes in average comparable store sales and changes in the number of restaurants.

The Company uses “Consolidated US comparable store sales,” “DD domestic comparable store sales” and “BR domestic comparable store sales,” which are calculated by including only sales from franchisee- and company-owned restaurants that have been open at least 54 weeks and that have reported sales in the current and comparable prior year week.

About Dunkin’ Brands Group, Inc.

With more than 16,500 points of distribution in 56 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hardserve ice cream. At the end of 2010, Dunkin’ Brands’ nearly 100 percent franchised business model included 9,760 Dunkin’ Donuts restaurants and 6,433 Baskin-Robbins restaurants, and the company had system-wide sales of approximately $7.7 billion. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass. The Company’s website is located at www.dunkinbrands.com.

Contact(s):

Paul Carbone (Investors)	Michelle King (Media)
Vice President, Strategy & Finance	Director, Global Media Relations
Dunkin’ Brands, Inc.	Dunkin’ Brands, Inc.
investor.relations@dunkinbrands.com	michelle.king@dunkinbrands.com
781-737-3200	781-737-5200

SEGMENT RESULTS

	0000000...	0000000...	0000000...	0000000...
	Three months ended		Increase (Decrease)
Dunkin’ Donuts U.S.	September 24, 2011	September 25, 2011	$	%
	($ in millions)
Systemwide sales growth				8.3%
Franchisee reported sales	$1,501.4	$1,383.5	$117.8	8.5%
Revenues	$113.9	$100.5	$13.4	13.4%
Segment profit	$89.0	$72.3	$16.7	23.0%
Points of distribution	6,895	6,698	197	2.9%
Gross openings	91	81	10	12.3%
Net openings	57	57	—	— %

	00000000.	00000000.	00000000.	00000000.
	Three months ended		Increase (Decrease)
Dunkin’ Donuts International	September 24, 2011	September 25, 2011	$	%
	($ in millions)
Systemwide sales				13.7%
Franchisee reported sales	$161.5	$142.0	$19.5	13.7%
Revenues	$3.7	$3.6	$0.1	3.3%
Segment profit	$2.5	$3.7	$(1.2)	(32.5)%
Points of distribution	3,005	2,975	30	1.0%
Gross openings	70	169	(99)	(58.6)%
Net openings (closings)	(24)	92	(116)	(126.1)%

	00000000	00000000	00000000	00000000
	Three months ended		Increase (Decrease)
Baskin Robbins U.S.	September 24, 2011	September 25, 2011	$	%
	($ in millions)
Systemwide sales				(0.1)%
Franchisee reported sales	$148.1	$148.3	$(0.2)	(0.1)%
Revenues	$12.0	$12.3	$(0.3)	(2.5)%
Segment profit	$7.0	$8.8	$(1.8)	(20.5)%
Points of distribution	2,492	2,558	(66)	(2.6)%
Gross openings	12	16	(4)	(25.0)%
Net closings	(18)	(14)	(4)	28.6%

	00000000	00000000	00000000	00000000
	Three months ended		Increase (Decrease)
Baskin Robbins International	September 24, 2011	September 25, 2011	$	%
	($ in millions)
Systemwide sales				13.0%
Franchisee reported sales	$390.7	$345.9	$44.8	13.0%
Revenues	$28.1	$25.3	$2.8	11.1%
Segment profit	$14.5	$13.9	$0.5	3.8%
Points of distribution	4,133	3,816	317	8.3%
Gross openings	126	116	10	8.6%
Net openings	83	79	4	5.1%

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
		(As Adjusted)		(As Adjusted)
Revenues:
Franchise fees and royalty income	$104,562	92,125	288,660	263,020
Rental income	23,676	23,375	69,950	69,807
Sales of ice cream products	25,591	23,415	73,532	65,116
Other revenues	9,679	10,616	27,551	29,416

Total revenues	163,508	149,531	459,693	427,359

Operating costs and expenses:
Occupancy expenses—franchised restaurants	13,073	12,657	38,278	39,147
Cost of ice cream products	18,975	16,419	52,795	44,568
General and administrative expenses, net	71,465	59,220	179,408	163,083
Depreciation	6,128	6,211	18,350	19,159
Amortization of other intangible assets	7,001	7,762	21,106	25,315
Impairment charges	163	265	1,220	2,955

Total operating costs and expenses	116,805	102,534	311,157	294,227
Equity in net income of joint ventures	7,409	7,577	12,206	16,013

Operating income	54,112	54,574	160,742	149,145

Other income (expense):
Interest income	138	37	403	123
Interest expense	(24,065)	(25,648)	(86,905)	(80,721)
Loss on debt extinguishment and refinancing transactions	(18,050)	—	(34,222)	(3,693)
Other gains, net	(423)	(4)	(11)	(33)

Total other expense	(42,400)	(25,615)	(120,735)	(84,324)

Income before income taxes	11,712	28,959	40,007	64,821

Provision for income taxes	4,300	10,117	17,156	22,704

Net income	$7,412	18,842	22,851	42,117

Earnings (loss) per share:
Class L – basic and diluted	$4.46	1.25	6.14	3.69
Common – basic and diluted	$(1.01)	(0.24)	(2.00)	(1.02)

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 24, 2011	December 25, 2010
Assets
Current assets:
Cash and cash equivalents	$181,849	134,100
Accounts, notes, and other receivable, net	46,768	79,943
Other current assets	61,010	70,334

Total current assets	289,627	284,377
Property and equipment, net	185,297	193,273
Investments in joint ventures	181,280	169,276
Goodwill and other intangible assets, net	2,402,994	2,424,312
Other assets	70,247	76,050

Total assets	$3,129,445	3,147,288

Liabilities, Common Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$14,965	12,500
Accounts payable	12,598	9,822
Other current liabilities	207,089	258,233

Total current liabilities	234,652	280,555

Long-term debt, net	1,472,359	1,847,016
Deferred income taxes, net	563,703	586,337
Other long-term liabilities	125,494	127,139

Total long-term liabilities	2,161,556	2,560,492

Common stock, Class L	—	840,582

Stockholders’ equity (deficit):
Total stockholders’ equity (deficit)	733,237	(534,341)

Total liabilities, common stock, and stockholders’ equity (deficit)	$3,129,445	3,147,288

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 24, 2011	September 25, 2010
Cash flows from operating activities:
Net income	$22,851	42,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,456	44,474
Loss on debt extinguishment and refinancing transactions	34,222	3,693
Deferred income taxes	488	(7,001)
Equity in net income of joint ventures	(12,206)	(16,013)
Dividends received from joint ventures	7,362	6,603
Other non-cash adjustments, net	6,837	8,034
Change in operating assets and liabilities:
Restricted cash	—	18,161
Accounts, notes, and other receivables, net	32,047	21,334
Other current liabilities	(48,420)	(38,503)
Liabilities of advertising funds, net	(1,645)	1,568
Other, net	(9,951)	7,733

Net cash provided by operating activities	71,041	92,200

Cash flows from investing activities:
Additions to property and equipment	(12,800)	(11,109)
Other, net	2,115	—

Net cash used in investing activities	(10,685)	(11,109)

Cash flows from financing activities:
Repayment of long-term debt, net	(385,366)	(100,765)
Payment of deferred financing and other debt-related costs	(20,087)	—
Proceeds from issuance of common stock, net	393,304	895
Repurchases of common stock	(286)	(3,890)
Change in restricted cash	177	548
Other, net	26	(199)

Net cash used in financing activities	(12,232)	(103,411)

Effect of exchange rates on cash and cash equivalents	(375)	34

Increase (decrease) in cash and cash equivalents	47,749	(22,286)
Cash and cash equivalents, beginning of period	134,100	53,210

Cash and cash equivalents, end of period	$181,849	30,924

DUNKIN’ BRANDS GROUP, INC.

Non-GAAP Reconciliations

(In thousands)

	Three months ended		Nine months ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Operating income	$54,112	$54,574	$160,742	$149,145

Adjustments:
Sponsor termination fee	14,671	—	14,671	—
Amortization of other intangible assets	7,001	7,762	21,106	25,315
Impairment charges	163	265	1,220	2,955

Adjusted operating income	$75,947	$62,601	$197,739	$177,415

Operating income margin	33.1%	36.5%	35.0%	34.9%

Adjustments:
Sponsor termination fee	8.9%	0.0%	3.2%	0.0%
Amortization of other intangible assets	4.3%	5.2%	4.6%	5.9%
Impairment charges	0.1%	0.2%	0.2%	0.7%

Adjusted operating income margin	46.4%	41.9%	43.0%	41.5%

Net income	$7,412	$18,842	$22,851	$42,117

Adjustments:
Sponsor termination fee	14,671	—	14,671	—
Amortization of other intangible assets	7,001	7,762	21,106	25,315
Impairment charges	163	265	1,220	2,955
Loss on debt extinguishment and refinancing transactions	18,050	—	34,222	3,693
Tax impact of adjustments (a)	(15,954)	(3,211)	(28,488)	(12,785)

Adjusted net income	$31,343	$23,658	$65,582	$61,295

(a)	Tax impact of adjustments calculated at a 40% effective tax rate for each period presented.

DUNKIN’ BRANDS GROUP, INC.

Diluted Adjusted Earnings per Pro Forma Common Share

	Three months ended		Nine months ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Adjusted net income (in thousands)	$31,343	$23,658	$65,582	$61,295

Pro forma weighted average number of common shares – diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	22,866,379	22,802,457	22,845,378	22,807,674
Adjustment to weight Class L shares over respective fiscal period (1)	(15,328,012)	—	(5,104,722)	—

Weighted average number of Class L shares over respective fiscal period	7,538,367	22,802,457	17,740,656	22,807,674
Class L conversion factor	2.4338	2.4338	2.4338	2.4338

Weighted average number of converted Class L shares	18,347,071	55,497,206	43,177,665	55,509,904
Weighted average number of common shares	93,529,128	41,323,438	58,807,271	41,288,341

Pro forma weighted average number of common shares – basic	111,876,199	96,820,644	101,984,936	96,798,245
Incremental dilutive common shares (2)	1,401,643	225,445	735,242	190,867

Pro forma weighted average number of common shares – diluted	113,277,842	97,046,089	102,720,178	96,989,112

Diluted adjusted earnings per pro forma common share	$0.28	$0.24	$0.64	$0.63

(1)	The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three and nine months ended September 24, 2011 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three and nine month periods. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.
(2)	Represents the dilutive effect of restricted shares and stock options, using the treasury stock method.